Exhibit 99.1

Contact: Ray Wallin
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800
Press Release
MICREL REPORTS 2012 FOURTH QUARTER
AND FULL YEAR FINANCIAL RESULTS

•	Fourth quarter revenues of $62.3 million, slightly down from $62.9 million in the third quarter

•	Full year revenues of $250.1 million, compared to $259.0 million in 2011

•	One-time non-cash write-off for California deferred tax asset of $7.6 million ($0.13 per diluted share) due to the passage of California Proposition 39

•	Fourth quarter GAAP net loss of $5.7 million, or a loss of $0.10 per diluted share

•	Fourth quarter Non-GAAP earnings per diluted share of $0.06 compared to $0.10 in the prior quarter

•	Full year GAAP net income of $10.4 million, or $0.17 per diluted share

•	Full year Non-GAAP earnings per diluted share of $0.38 compared to $0.60 in 2011

•	Gross margin of 50.3% and 53.1% for the fourth quarter and full year 2012, respectively, compared to 50.5% and 55.3% in the fourth quarter and full year 2011

•	During 2012, the Company repurchased 3.4 million shares of Micrel common stock for a total of $34.6 million

•
During the fourth quarter, Micrel's Board of Directors authorized an accelerated cash dividend of $0.0425 per share of common stock made payable on December 27, 2012 to shareholders of record on December 18, 2012

San Jose, CA, Jan. 31, 2013 - Micrel, Incorporated (Nasdaq NM: MCRL), a leading global manufacturer of IC solutions for the worldwide high performance linear and power, LAN and timing and communications markets, today announced financial results for the fourth quarter and full year ended December 31, 2012.
Fourth quarter revenues totaled $62.3 million, a decrease of $0.6 million, or 1.0%, from $62.9 million in the third quarter of 2012 and an increase of 6.1% from $58.8 million in the prior year's period.

Micrel Reports 2012 Fourth Quarter and Full Year Financial Results
January 31, 2013

Fourth quarter 2012 GAAP net loss of $5.7 million, or a loss of $0.10 per diluted share, compares to third quarter 2012 GAAP net income of $4.7 million, or $0.08 per diluted share, and GAAP net income of $5.0 million, or $0.08 per diluted share in the fourth quarter of 2011. During the fourth quarter of 2012, the Company recorded a one-time non-cash charge of $7.6 million related to the write-off of a deferred tax asset as a result of certain provisions of the California State Tax Code that were revised during the fourth quarter with the passage of Proposition 39. The Company currently expects that in 2013 and beyond, Micrel's income subject to tax in California will be lower than under the prior tax law and that Micrel's California deferred tax assets are, therefore, less likely to be realized.
The fourth quarter 2012 non-GAAP net income of $3.4 million, or $0.06 per diluted share, compares to third quarter 2012 non-GAAP net income of $5.8 million, or $0.10 per diluted share, and non-GAAP net income of $6.1 million, or $0.10 per diluted share in the same period of 2011. A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables at the end of this press release. Non-GAAP results exclude the impact of stock-based compensation expense with the related tax effects and deferred tax asset adjustment.
For the full year ended December 31, 2012, revenues totaled $250.1 million, down $8.9 million, from $259.0 for the full year ended December 31, 2011. GAAP net income for 2012 was $10.4 million, or $0.17 per diluted share, compared with GAAP net income of $34.0 million or $0.55 per diluted share in 2011. Non-GAAP net income in 2012 was $23.0 million or $0.38 per diluted share, compared with non-GAAP net income of $37.8 million or $0.60 per diluted share, in 2011. Gross margin for 2012 was 53.1% compared to 55.3% in 2011.
Commenting on the 2012 fourth quarter and full year results, Micrel's President and CEO Ray Zinn said, “In light of the difficult macroeconomic and industry environment, we are pleased with our financial and operational results for 2012. Bookings during 2012 were solid and yielded a book-to-bill ratio of approximately one for the full year. In addition, we continue to maintain a strong balance sheet and ended 2012 with cash, cash equivalents and short term investments of $103.6 million, or $1.72 per share. We remain focused on increasing shareholder value through our quarterly dividend payments and stock repurchase program. During 2012, we raised our quarterly cash dividend per share and also invested $34.6 million in the repurchase of 3.4 million shares of Micrel common stock.”

Micrel Reports 2012 Fourth Quarter and Full Year Financial Results
January 31, 2013

Outlook
Mr. Zinn continued, “As a result of the sluggish macroeconomic environment, 2012 was one of the most difficult years of the past decade for the entire semiconductor industry. Consequently, we believe semiconductor customers significantly reduced inventory levels during the year which resulted in relatively short lead times and caused the industry as a whole to ship below actual demand. We believe that we are seeing a bottom to the industry decline and we expect growth in the industry to resume. We expect lead times to increase and inventory levels to normalize towards the second half of the year resulting in modest full-year growth in 2013 for the industry.
“Based upon current inventory levels and demand estimates, the Company projects first quarter 2013 revenue growth will be in a range of minus 6% to plus 3% on a sequential basis.  Gross profit margin is expected to be in the range of 51.0% to 52.0%.  In addition, the Company estimates that first quarter 2013 GAAP net income will be approximately $0.05 to $0.10 per diluted share,” Mr. Zinn concluded.
Dividend
During the fourth quarter, Micrel's Board of Directors authorized an accelerated quarterly cash dividend of $0.0425 per share of common stock. The payment of this dividend was made on December 27, 2012 to shareholders of record as of December 18, 2012.
Share Repurchase Plan
In the fourth quarter of 2012, the Company repurchased 0.6 million shares for a total of $6.1 million. For the full year, the Company repurchased 3.4 million shares for a total of $34.6 million. As of December 31, 2012, up to approximately $19.1 million of additional repurchases of the Company's stock remained under the stock repurchase plan authorized by the Board of Directors. The authorization will stay in effect until the aggregate authorized amount is expended or the authorization is modified by the Board of Directors. Going forward, the timing and amount of any repurchase of shares will continue to be determined by the Company's management based upon its evaluation of market conditions, cash on hand and various other factors. These repurchases may occur from time to time in the open market or in privately negotiated transactions provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. Enhancing shareholder value continues through Micrel's stock repurchase program and quarterly dividend payments.

Micrel Reports 2012 Fourth Quarter and Full Year Financial Results
January 31, 2013

Conference Call
The Company will host a conference call today, January 31, 2013, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). President and Chief Executive Officer, Raymond Zinn, and Chief Financial Officer, Ray Wallin, will present an overview of the 2012 fourth quarter and full year financial results, discuss current business conditions, and then respond to questions.
The call is available, live, to any interested party, on a listen-only basis, by dialing (866) 200-6965 and entering the participant code 23427583 followed by the # key.` For international callers, please dial (646) 216-7221 and enter the participant code 23427583 followed by the # key. A live webcast will also be available at the 'Investors' section of Micrel's website at: www.micrel.com. An audio replay of the conference call will be available for all interested parties through February 7, 2013, by dialing (866) 206-0173 or (646) 216-7204 and entering the participant code 278766 followed by the # key. The webcast replay will also be available on the Company's website.

Micrel Reports 2012 Fourth Quarter and Full Year Financial Results
January 31, 2013

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of cost-control efforts, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns, and the nature and extent of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, rescheduling, or delayed orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the global economic situation; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel's operating cash flow, and economic and industry projections. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2012 Fourth Quarter and Full Year Financial Results
January 31, 2013

Non-GAAP Reporting
The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company's future operating results. The Company's management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation. In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share. These non-GAAP results exclude the impact of stock-based compensation expense with related taxes and, write-off of California deferred tax asset. Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company's on-going operating performance after exclusion of these items. The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.
Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that Micrel's non-GAAP information may be different from the non-GAAP information provided by other companies.
About Micrel
Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide high performance linear and power, LAN and timing and communications markets. The Company's products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and reps worldwide. Web: www.micrel.com.
For further information, contact Ray Wallin at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit the Micrel website at: www.micrel.com.
-Financial Tables to Follow-

Micrel Reports 2012 Fourth Quarter and Full Year Financial Results
January 31, 2013

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2012	2011
Net revenues	$62,334	$62,928	$58,777	$250,112	$259,025
Cost of revenues*	30,984	29,661	29,084	117,185	115,881
Gross profit	31,350	33,267	29,693	132,927	143,144
Operating expenses:
Research and development*	14,597	15,341	12,563	57,182	49,952
Selling, general and administrative*	12,824	11,847	11,667	48,010	46,415
Total operating expenses	27,421	27,188	24,230	105,192	96,367
Income from operations	3,929	6,079	5,463	27,735	46,777
Interest and other income (expense):
Interest income	158	166	150	712	703
Interest expense	—	47	(1)	—	(19)
Other income (expense)	(32)	2	—	(153)	141
Interest and other income (expense), net	126	215	149	559	825
Income before income taxes and noncontrolling interest	4,055	6,294	5,612	28,294	47,602
Provision for income taxes**	9,779	1,600	594	17,877	13,586
Net income (loss)	(5,724)	4,694	5,018	10,417	34,016
Less: Net income (loss) attributable to noncontrolling interest	3	(9)	—	(10)	—
Net income (loss) attributable to Micrel, Incorporated	$(5,721)	$4,685	$5,018	$10,407	$34,016

Net income (loss) per share attributable to Micrel, Incorporated:
Basic	$(0.10)	$0.08	$0.08	$0.17	$0.55
Diluted	$(0.10)	$0.08	$0.08	$0.17	$0.55

Shares used in computing per share amounts:
Basic	58,172	59,242	61,379	59,623	61,609
Diluted	58,172	59,889	61,938	60,288	62,371

* Includes amortization of stock-based
compensation as follows:
Cost of revenues	$338	$274	$237	$1,178	$1,009
Research and development	929	646	735	3,132	2,401
Selling, general and administrative	995	719	707	3,282	2,444

**Includes $7.6 million reserve established against the Company's deferred tax assets in the fourth quarter of 2012 due to a change in California tax laws.

Micrel Reports 2012 Fourth Quarter and Full Year Financial Results
January 31, 2013

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2012	2011

GAAP net income (loss) attributable to Micrel, Incorporated	$(5,721)	$4,685	$5,018	$10,407	$34,016
Adjustments :
Stock-based compensation included in:
Cost of revenues	338	274	237	1,178	1,009
Research and development	929	646	735	3,132	2,401
Selling, general and administrative	995	719	707	3,282	2,444
Tax effect of adjustments	(720)	(558)	(600)	(2,583)	(2,104)
Stock-based compensation adjustments	1,542	1,081	1,079	5,009	3,750
Write-off of California deferred tax asset	7,627	—	—	7,627	—
Non-GAAP net income attributable to Micrel, Incorporated*	$3,448	$5,766	$6,097	$23,043	$37,766

Non-GAAP shares used in computing non-GAAP income per share attributable to Micrel, Incorporated:
Basic	58,172	59,242	61,379	59,623	61,609
Diluted	58,790	60,177	62,266	60,288	62,676

GAAP net income (loss) per share - Basic	$(0.10)	$0.08	$0.08	$0.17	$0.55
Total adjustments to GAAP net income (loss)	0.16	0.02	0.02	0.22	0.06
Non-GAAP net income per share - Basic	$0.06	$0.10	$0.10	$0.39	$0.61

GAAP net income (loss) per share - Diluted	$(0.10)	$0.08	$0.08	$0.17	$0.55
Total adjustments to GAAP net income (loss)	0.16	0.02	0.02	0.21	0.05
Non-GAAP net income per share - Diluted	$0.06	$0.10	$0.10	$0.38	$0.60

* Non-GAAP results were reached by excluding the stock-based compensation expense with related income tax effects and deferred tax asset adjustment. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance after exclusion of these items.

Micrel Reports 2012 Fourth Quarter and Full Year Financial Results
January 31, 2013

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$103,630	$137,875
Restricted Cash	291	—
Accounts receivable, net	27,683	25,385
Inventories	42,256	36,286
Income taxes receivable	4,090	6,881
Other current assets	2,355	2,883
Deferred income taxes	19,811	22,854
Total current assets	200,116	232,164

LONG-TERM INVESTMENTS	4,159	6,857
PROPERTY, PLANT AND EQUIPMENT, NET	60,692	60,884
DEFERRED INCOME TAXES	16	8,657
GOODWILL	6,076	—
INTANGIBLE ASSETS, NET	7,906	—
OTHER ASSETS	2,489	1,413
TOTAL	$281,454	$309,975

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$21,936	$17,096
Deferred income on shipments to distributors	25,768	30,671
Other current liabilities	8,833	9,329
Total current liabilities	56,537	57,096

LONG-TERM INCOME TAXES PAYABLE	2,759	6,450
LONG-TERM DEFFERRED INCOME TAXES	1,054	—

SHAREHOLDERS' EQUITY
TOTAL SHAREHOLDERS' EQUITY	221,104	246,429
TOTAL	$281,454	$309,975